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                                                                     Exhibit 4.7

                                                                     EXHIBIT D-3

                              FIRST AMENDMENT dated as of September 28, 1999
                        ("Amendment") to the Pledge Agreement dated as of May 7, 1999 ("Agreement"), between FiberNet Telecom, Inc., a Delaware corporation (the "Pledgor"), and Signal Equity Partners, L.P. (formerly known as Signal Capital Partners, L.P.), in its capacity as collateral agent (together with its successors and assigns in such capacity, the "Collateral Agent") for the Purchasers (as hereinafter defined).

                                    PREAMBLE

            In order to induce the September Purchasers (as defined herein) to purchase the 8% Senior Secured Convertible Notes of FiberNet Telecom Group, Inc. (the "Company") from the Company pursuant to, and subject to the terms and conditions of, the Securities Purchase Agreement dated as of the date hereof ("Securities Purchase Agreement") by and among the Company and the purchasers listed therein (the "September Purchasers") and in consideration for the Company's contribution of working capital to the Pledgor, the Pledgor has agreed to enter into this Amendment.

            ACCORDINGLY, in consideration of the premises and the mutual covenants and agreements contained in this Amendment, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      SECTION 1. DEFINED TERMS; USAGE. Capitalized terms used and not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement.

      SECTION 2. AMENDMENT.

            (a) All references to the "Purchasers" and a "Purchaser" contained in the Agreement shall be amended to include the September Purchasers and a September Purchaser, and the rights and obligations of each such September Purchaser and each such Purchaser shall be PARI PASSU under the Agreement.

            (b) All references to the "Obligations" contained in, or incorporated by reference into, the Agreement shall be amended to include the September Obligations (as defined in the Securities Purchase Agreement) and the Obligations and the September Obligations shall be PARI PASSU under the Agreement.

            (c) All references to the "Loan Documents" contained in the Agreement shall be amended to include the September Loan Documents (as defined in the Securities Purchase Agreement).

            (d) Section 7(a) of the Agreement shall be amended to read as follows:
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            "Unless an Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to exercise any and all voting and/or consensual rights (whether by law, by contract or otherwise, "Voting Rights") for any purpose not inconsistent with the terms of this Agreement, the Securities Purchase Agreement, the Securities Purchase Agreement dated as of September 28, 1999 by and among the Company and the purchasers listed therein, or any other Loan Document or September Loan Document, as each such Loan Document or September Loan Document may be amended or supplemented from time to time."

      SECTION 3. NOTICES. All notices, demands and requests of any kind to be delivered to any party in connection with this Amendment shall be in writing and
(i) delivered personally, (ii) sent by nationally-recognized overnight courier guaranteeing next day delivery, (iii) sent by first class, registered or certified mail, return receipt requested or (iv) sent by facsimile, in each case to such party at its address as follows:

                  (i)   if to the Pledgor, to:

                        FiberNet Telecom, Inc.
                        570 Lexington Avenue
                        New York, New York  10022
                        Attention:  President
                        Telephone:  (212) 405-6200
                        Telecopier:  (212) 421-8920

                  with a copy to:

                        O'Sullivan Graev & Karabell, LLP
                        30 Rockefeller Plaza
                        New York, NY 10112
                        Telephone: (212) 408-2400
                        Telecopier: (212) 408-2420
                        Attention:  Gordon R. Caplan, Esq.

                  (ii)  if to the Collateral Agent, to:

                        Signal Equity Partners, L.P.
                        10 East 53rd Street, 32nd Floor
                        New York, New York  10022
                        Attention:  Timothy Bradley
                        Telephone:  (212) 872-1180
                        Telecopier:  (212) 872-1192

                  with a copy to:

                        Chadbourne & Parke LLP
                        30 Rockefeller Plaza
                        New York, New York  10112
                        Telephone:  (212) 408-5100


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                        Telecopier:  (212) 541-5369
                        Attention:  David Schwartzbaum, Esq.

Any notice, demand or request so delivered shall constitute valid notice under this Amendment and shall be deemed to have been received (A) on the day of actual delivery in the case of personal delivery, (B) on the next Business Day after the date when sent in the case of delivery by nationally-recognized overnight courier, (C) on the fifth Business Day after the date of deposit in the U.S. mail in the case of mailing or (D) upon receipt in the case of a facsimile transmission. Any party hereto may from time to time by notice in writing served upon the other as aforesaid designate a different mailing address or a different person to which all such notices, demands or requests thereafter are to be addressed.

      SECTION 4. GOVERNING LAW. This Amendment shall be construed in accordance with and governed by the laws of the State of New York (without giving effect to principles of conflicts of laws).

      SECTION 5. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the Pledgor, the Collateral Agent, their successors and their permitted assigns.

      SECTION 6. AMENDMENTS AND WAIVERS. Any provision of this Amendment may be amended or waived, but only pursuant to a written agreement signed by the Pledgor and the Collateral Agent.

      SECTION 7. SEVERABILITY. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the retaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

      SECTION 8. SECTION HEADINGS. Section headings used herein are for convenience only and are not to affect the construction of, or be taken into consideration in interpreting, this Amendment.

      SECTION 9. COUNTERPARTS. This Amendment may be executed in any number of identical counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.


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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Pledge Agreement to be duly executed by their authorized officers, all as of the day and year first above written.

                                    FIBERNET TELECOM, INC.


                                    By:
                                       -----------------------------
                                       Name:  Michael S. Liss
                                       Title:  President


                                    SIGNAL EQUITY PARTNERS, L.P.
                                    as Collateral Agent

                                    By:   Signal Equity Advisors, L.P.
                                    Its:  General Partner

                                    By:   Signal Equity Advisors, Inc.
                                    Its:  General Partner


                                    By:
                                       -----------------------------
                                       Name:  Timothy P. Bradley
                                       Title:  President